UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2021

CORNING INCORPORATED

(Exact name of registrant as specified in charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverfront Plaza, Corning, New York	14831
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (607) 974-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLW	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The Share Repurchase Agreement

On April 5, 2021, Corning Incorporated (the “Company”) entered into a Share Repurchase Agreement (the “Repurchase Agreement”) with Samsung Display Co., Ltd. (“SDC”), pursuant to which (1) SDC agreed, in accordance with the Certificate of Incorporation of the Company (the “Certificate of Incorporation”), to convert its 2,300 shares of Fixed Rate Cumulative Convertible Preferred Stock, Series A of the Company, par value $100.00 per share (the “Preferred Shares”) into 115,000,000 shares of common stock of the Company, par value $0.50 per share (the “Common Shares”), (2) the Company agreed to repurchase 35,000,000 of such Common Shares for an aggregate purchase price of $1,522,150,000, $507,383,334 of which shall be paid on the closing date and $507,383,333 of which shall be paid on each of the first and second anniversary of the closing date (the “Initial Repurchase”) and (3) the Company, if requested by SDC, may in its sole discretion repurchase up to an additional 22,000,000 of such Common Shares in specified tranches from time to time in calendar years 2024 through 2027, with the price per share being determined pursuant to a formula set forth in the Repurchase Agreement. The Repurchase Agreement also provides that the Common Shares converted pursuant to the Repurchase Agreement will be subject to transfer restrictions for seven years, subject to specified exceptions.

The consummation of the Initial Repurchase is subject to customary conditions, and is expected to occur in April 2021.

The foregoing description of the Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. A copy of the Repurchase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

First Amendment to Shareholder Agreement

In connection with the entry into the Repurchase Agreement, the Company and SDC entered into the First Amendment to Shareholder Agreement (the “Amendment”), amending the Shareholder Agreement, dated as of October 22, 2013 (the “Shareholder Agreement”), between the Company and SDC. The Amendment increased the number of shares of Company common stock (on an as-converted basis) that SDC and its affiliates may beneficially own from 9% to 15% of the total number of shares of Company common stock on a fully diluted basis.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement. A copy of the Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information required to be reported under this Item 3.02 is incorporated by reference from Item 1.01 of this Current Report on Form 8-K.

As described in Item 1.01 of this Current Report on Form 8-K, the Company issued to SDC the Common Shares upon conversion by SDC of the Preferred Shares in accordance with the Certificate of Incorporation.

The Common Shares will be issued in reliance upon an exemption from registration under federal securities laws provided by Section 3(a)(9) of the Securities Act of 1933, as amended, as the security exchanged by the Company upon conversion will be with an existing security holder and no commission or other remuneration will be paid or given directly or indirectly for soliciting such exchange.

Item 7.01	Regulation FD Disclosure.

On April 5, 2021, the Company issued a press release announcing, among other matters, the Repurchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Share Repurchase Agreement, dated as of April 5, 2021, by and between Samsung Display Co., Ltd. and Corning Incorporated.

10.2	First Amendment to Shareholder Agreement, dated as of April 5, 2021, by and between Samsung Display Co., Ltd. and Corning Incorporated.

99.1	Corning Press Release, dated as of April 5, 2021.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNING INCORPORATED

By:	/s/ Linda E. Jolly
Name:	Linda E. Jolly
Title:	Vice President and Corporate Secretary

Date: April 5, 2021

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